                                                                     EXHIBIT 3.2

                                    BYLAWS
                                      OF
                              VITAL IMAGES, INC.


                                  ARTICLE I.
                                   Offices.
                                   -------

      Section 1. Principal Executive Office. The principal executive office of the Corporation shall be determined from time to time by the Board of Directors.

      Section 2. Registered Office. The registered office of the Corporation required by Chapter 302A of the Minnesota Statutes to be maintained in the State of Minnesota is as designated in the Articles of Incorporation. The Board of Directors of the Corporation may, from time to time, change the location of the registered office. On or before the day that such change is to become effective, a certificate of such change and of the new address of the new registered office shall be filed with the Secretary of State of the State of Minnesota.

      Section 3. Other Office. The Corporation may establish and maintain such other offices, within or without the State of Minnesota, as are from time to time authorized by the Board of Directors.

                                 ARTICLE II.
                           Meetings of Shareholders.
                           ------------------------

      Section 1. Place of Meetings. Each meeting of the shareholders shall be held at the principal executive office of the Corporation or at such other place as may be designated by the Board of Directors, the Chairman of the Board, or the President and Chief Executive Officer; provided, however, that any meeting called by or at the demand of a shareholder or shareholders shall be held in the county where the principal executive office of the Corporation is located.

      Section 2. Regular Meetings. Regular meetings of the shareholders may be held on an annual or other less frequent basis as determined by the Board of Directors; provided, however, that if a regular meeting has not been held during the immediately preceding 15 months, a shareholder or shareholders holding three percent or more of the voting power of all shares entitled to vote may demand a regular meeting of shareholders by written demand given to the Chairman of the Board or the President and Chief Executive Officer of the Corporation. If said officer fails to call and hold such meeting within ninety (90) days after receipt of the demand, the shareholder making the demand shall have the right and power to call such meeting. At each regular meeting the shareholders shall elect qualified successors for directors who serve for an indefinite term or whose terms have expired or are due to expire within six months after the date of the meeting and may transact any other business, provided, however, that no business with respect to which special notice is required by law shall be transacted unless such notice shall have been given.

      Section 3. Notice of Regular Meeting. Unless otherwise required by law, written notice of the time and place of each regular shareholder meeting shall be mailed, postage prepaid, at least ten (10) but not more than sixty (60) days before such meeting, to each shareholder entitled to vote thereat at his or her address as the same appears upon the books of the Corporation.
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      Section 4. Special Meetings. A special meeting of the shareholders may be called for any purpose or purposes at any time by the Chairman of the Board or the President and Chief Executive Officer and shall be called by the Chairman or the President and Chief Executive Officer at the request in writing of two or more members of the Board of Directors or at the request in writing of one or more shareholders holding not less than ten percent of the voting power of all shares of the Corporation entitled to vote. Such request which shall be by registered mail or delivered in person to the Chairman or the President and Chief Executive Officer of the Corporation specifying the purposes of such meeting.

      Section 5. Notice of Special Meetings. Written notice of the time, place and purpose or purposes of a special meeting shall be mailed, postage prepaid, at least five (5) but not more than sixty (60) days before such meeting, to each shareholder entitled to vote at such meeting at his or her address as the same appears upon the books of the Corporation.

      Section 6. Business to be Transacted. No business shall be transacted at any special meeting of shareholders except that stated in the notice of the meeting.

      Section 7. Waiver of Notice. A shareholder may waive notice of the date, time, place and purpose or purposes of a meeting of shareholders. A waiver of notice by a shareholder entitled to notice is effective whether given before, at or after the meeting, and whether given in writing, orally or by attendance. Attendance by a shareholder at a meeting is a waiver of notice of that meeting, unless the shareholder objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened, or objects before a vote on an item of business because the item may not lawfully be considered at that meeting and does not participate in the consideration of the item at that meeting.

      Section 8. Quorum and Adjournment. The holders of a majority of the voting power of the shares entitled to vote at a meeting, present in person or by proxy at the meeting, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute or by the Articles of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally noticed. The shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, even though the withdrawal of a number of shareholders originally present leaves less than the proportion or number otherwise required for a quorum.

      Section 9. Voting Rights. A shareholder may cast his or her vote in person or by proxy. When a quorum is present at the time a meeting is convened, the affirmative vote of the holders of a majority of the shares entitled to vote on any question present in person or by proxy shall decide such question unless the question is one upon which, by express provision of the applicable statute or the Articles of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

      Section 10. Proxies. A shareholder may cast or authorize the casting of a vote by filing a written appointment of a proxy with an officer of the Corporation at or before the meeting at which the appointment is to be effective. The shareholder may sign or authorize the written appointment by telegram, cablegram or other means of electronic transmission setting forth or submitted with

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information sufficient to determine that the shareholder authorized such transmission. Any copy, facsimile, telecommunication or other reproduction of the original of either the writing or transmission may be used in lieu of the original, provided that it is a complete and legible reproduction of the entire original. No proxy shall be valid after eleven (11) months from its date, unless the proxy expressly provides for a longer period.

      Section 11. Manner of Voting. Each shareholder shall at every meeting of the shareholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such shareholder and except where the transfer books of the Corporation have been closed or a date has been fixed as a record date for the determination of its shareholders entitled to vote, no share of stock that has been transferred on the books of the Corporation within twenty (20) days next preceding any election of directors shall be voted in such election of directors.

      Section 12. Record Date. The Board of Directors may fix a date, not exceeding sixty (60) days preceding the date of any meeting of shareholders, as a record date for the determination of the shareholders entitled to notice of and to vote at such meeting, and in such case only shareholders of record on the date so fixed, or their legal representatives, shall be entitled to notice of and to vote at such meeting, notwithstanding any transfer of any shares on the books of the Corporation after any record date so fixed. The Board of Directors may close the books of the Corporation against transfers of shares during the whole or any part of such period.

      Section 13. Organization of Meetings. The Chairman of the Board shall preside at all meetings of the shareholders. In the absence of the Chairman of the Board or if the office of Chairman of the Board is vacant, the President and Chief Executive Officer shall preside at meetings of the shareholders. The Secretary shall act as secretary of all meetings of the shareholders, or in his or her absence any person appointed by the presiding officer shall act as secretary.

      Section 14. Electronic Conferences and Participation by Electronic means. A conference among shareholders conducted by any means of communication through which the shareholders may simultaneously hear each other during the conference shall constitute a regular or special meeting of shareholders, provided the notice of the conference is given to every holder of shares entitled to vote pursuant to sections 3 or 5 hereof. A shareholder may participate in a regular or special meeting of shareholders by any means of communication through which the shareholder, other shareholders so participating, and all shareholders physically present at the meeting may simultaneously hear each other during the meeting. Such participation in a meeting shall constitute presence at the meeting in person or by proxy.

      Section 15. Action Without a Meeting. Any action required or permitted to be taken at a shareholders' meeting may be taken without a meeting if authorized by a writing or writings signed by all of the holders of shares who would be entitled to vote on that action. Such action shall be effective on the date on which the last signature is placed on such writing or writings, unless a different effective date is provided in the written action. If any action so taken requires a certificate to be filed in the office of the Secretary of State, the officer signing such certificate shall state therein that the action was effected in the manner aforesaid.

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                                 ARTICLE III.
                              Board of Directors.
                              ------------------

      Section 1. General Powers. The business and affairs of the Corporation shall be managed by or under its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws required to be exercised or done by the shareholders.

      Section 2. Number and Term of Office. The number of directors which shall constitute the whole board shall be at least one (1), or such other number as may be determined by the Board of Directors or by the shareholders at a regular or special meeting. Except as otherwise permitted by statute, the directors shall be elected at each regular meeting of the Corporation's shareholders (or at any special meeting of the shareholders called for that purpose) by a majority of the voting power of the shares represented and voting, and each director shall be elected to serve until the next regular meeting of the shareholders and thereafter until a successor is duly elected and qualified, unless a prior vacancy shall occur by reason of death, resignation, or removal for office. Directors shall be natural persons, but need not be shareholders.

      Section 3. Resignation and Removal. Any director may resign at any time by giving written notice to the Corporation. Such resignation shall take effect at the date of the receipt of such notice, or at any later time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any director may be removed at any time, with or without cause, by the affirmative vote of the holders of a majority of the voting shares entitled to elect such director.

      Section 4. Vacancies. If the office of any director becomes vacant by reason of death, resignation, removal, disqualification, or otherwise, the directors then in office, although less than a quorum, by a majority vote, may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred. With respect to the initial election of a director to fill a newly created directorship resulting from an increase in the number of directors by action of the Board of Directors in the manner permitted by statute, such vacancy shall be filled by the affirmative vote of a majority of the directors serving at the time of the increase.

      Section 5. Meetings of Directors. The Board of Directors of the Corporation may hold meetings, from time to time, either within or without the State of Minnesota, at such place as a majority of the members of the Board of Directors may from time to time appoint. If the Board of Directors fails to select a place for the meeting, the meeting shall be held at the principal executive office of the Corporation.

      Section 6. Calling Meetings. Meetings of the Board of Directors may be called by (i) the Chairman of the Board or the President and Chief Executive Officer on two (2) days' notice or (ii) any director on ten (10) days' notice, to each director, either personally, by telephone or by mail or telegram. Every such notice shall state the date, time and place of the meeting. Notice of a meeting called by a person other than the Chairman of the Board or the President and Chief Executive Officer shall state the purpose of the meeting.

      Section 7. Participation by Electronic Communications. Directors of the Corporation may participate in a meeting of the Board of Directors by means of conference telephone or by similar means

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of communication by which all persons participating in the meeting can simultaneously hear each other. A director so participating shall be deemed present in person at the meeting.

      Section 8. Waiver of Notice. A director may waive notice of a meeting of the Board of Directors. A waiver of notice by a director entitled to notice is effective whether given before, at, or after the meeting, and whether given in writing, orally, or by attendance. Attendance by a director at a meeting is a waiver of notice of that meeting, except where the director objects at the beginning of the meeting to the transaction of business because the meeting was not lawfully called or convened and does not participate thereafter in the meeting.

      Section 9. Absent Directors. A director may give advance written consent or opposition to a proposal to be acted on at a meeting of the Board of Directors by actual delivery prior to the meeting of such advance written consent or opposition to the Chairman of the Board or the President and Chief Executive Officer or a director who is present at the meeting. If the director is not present at the meeting, advance written consent or opposition to a proposal shall not constitute presence for purposes of determining the existence of a quorum, but consent or opposition shall be counted as a vote in favor of or against the proposal and shall be entered in the minutes or other record of action at the meeting, if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the director has consented or objected.

      Section 10. Quorum. At all meetings of the Board of Directors a majority of the directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by applicable statute or by the Articles of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present. If a quorum is present at the call of a meeting, the directors may continue to transact business until adjournment notwithstanding the withdrawal of enough directors to leave less than a quorum.

      Section 11. Organization of Meetings. The Chairman of the Board shall preside at all meetings of the Board of Directors and in his or her absence the President and Chief Executive Officer shall act as presiding officer. The Secretary shall act as secretary of all meetings of the Board of Directors, and in his or her absence any person appointed by the presiding officer shall act as secretary.

      Section 12. Committees. The Board of Directors, by a resolution approved by the affirmative vote of a majority of the directors then holding office, may establish one or more committees of one or more persons having the authority of the Board of Directors in the management of the business of the corporation to the extent provided in such resolution. Such committees, however, shall at all times be subject to the direction and control of the Board of Directors. Committee members need not be directors and shall be appointed by the affirmative vote of a majority of the directors present. A majority of the members of any committee shall constitute a quorum for the transaction of business at a meeting of any such committee. In other matters of procedure the provisions of these Bylaws shall apply to committees and the members thereof to the same extent they apply to the Board of Directors and directors, including, without limitation, the provisions with respect to meetings and notice thereof, absent members, written actions, and valid acts. Each committee shall keep regular minutes of its proceedings and report the same to the Board of Directors.

      Section 13. Action Without Meeting. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board

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of Directors may be taken without a meeting, if a written consent thereto is signed by all members of the Board of Directors and such written consent is filed with the minutes of proceedings of the Board of Directors. If the proposed action need not be approved by the shareholders and the Articles of Incorporation so provide, action may be taken by written consent signed by the number of directors that would be required to take the same action at a meeting of the Board of Directors at which all directors were present. Such action shall be effective on the date on which the last signature is placed on such writing or writings, or such other effective date as is set forth therein.

      Section 14. Compensation of Directors. By resolution of the Board of Directors, each director may be paid his or her expenses, if any, of attendance at each meeting of the Board of Directors, and each director who is not a salaried officer of the Corporation may be paid a stated amount as a director or a fixed sum for attendance at each meeting of the Board of Directors, or both. No such payment shall preclude a director from serving the Corporation in any other capacity and receiving compensation therefor.

                                  ARTICLE IV.
                                   Officers.
                                   --------

      Section 1. Number and Qualification. The officers of the Corporation shall consist of one or more natural persons duly elected by the Board of Directors exercising the functions of the offices of chief executive officer, chief financial officer and secretary. The officers designed as the President and Chief Executive Officer; Vice President, Finance and Chief Financial Officer; and Secretary will exercise the functions of the chief executive officer, chief financial officer and secretary, respectively. The Board of Directors may elect or appoint such other officers or agents as it deems necessary for the operation and management of the Corporation, with such powers, rights, duties and responsibilities as may be determined by the Board of Directors, including, without limitation, one Chairman of the Board, one or more Vice Presidents, a Treasurer, one or more Assistant Secretaries and Assistant Treasurers, each of whom shall have the powers, rights duties and responsibilities set for the in these Bylaws unless otherwise determined by the Board. Any of the offices or functions of those offices may be held or exercised by the same person.

      Section 2. Election and Term of Office. The initial officers of the Corporation shall be elected by the Board of Directors at its first duly held meeting and all officers shall hold office until their successors have been duly elected, unless prior thereto such officer shall have resigned or been removed from office as hereinafter provided.

      Section 3. Resignation, Removal and Vacancies. An officer may resign at any time by giving written notice to the Corporation. The resignation is effective without acceptance when the notice is given to the Corporation, unless a later effective date is specified in the notice. Any officer or agent elected or appointed by the Board of Directors shall hold office at the pleasure of the Board of Directors and may be removed, with or without cause, at any time by the affirmative vote of a majority of the Board of Directors present at a duly held Board meeting. A vacancy in an office may, or in the case of a vacancy in the office of President and Chief Executive Officer or Vice President, Finance and Chief Financial Officer shall, be filled for the unexpired portion of the term by action of the Board of Directors.

      Section 4. Salaries. The salaries of all officers of the Corporation shall be fixed by the Board of Directors or by the President and Chief Executive Officer if authorized by the Board of Directors.

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      Section 5.  The President and Chief Executive Officer. Unless provided otherwise by a resolution adopted by the Board of Directors, the President and Chief Executive Officer shall have general active management of the business of the corporation, shall, in the absence of the Chairman of the Board, preside at meetings of the shareholders and Board of Directors, shall see that all orders and resolutions of the Board of Directors are carried into effect, shall sign and deliver in the name of the corporation any deeds, mortgages, bonds, contracts, or other instruments pertaining to the business of the corporation, except in cases in which the authority to sign and deliver is required by law to be exercised by another person or is expressly delegated by the Articles of Incorporation, these Bylaws, or the Board of Directors to some other officer or agent of the corporation, shall maintain records of and, whenever necessary, certify proceedings of the Board of Directors and shareholders, and shall perform such other duties as may from time to time be prescribed by the Board of Directors. Unless otherwise determined by the Board of Directors, the President shall be the Chief Executive Officer. If an officer other than the President is designated Chief Executive Officer, the President shall perform such duties as may from time to time be assigned to her or him by the Board of Directors.

      Section 6. The Vice President, Finance and Chief Financial Officer. Unless provided otherwise by a resolution adopted by the Board of Directors, the Vice President, Finance and Chief Financial Officer shall keep accurate financial records for the corporation, shall deposit all monies, drafts, and checks in the name of and to the credit of the corporation in such banks and depositories as the Board of Directors shall designate from time to time, shall endorse for deposit all notes, checks, and drafts received by the corporation as ordered by the Board of Directors, making proper vouchers therefor, shall disburse corporate funds and issue checks and drafts in the name of the corporation as ordered by the Board of Directors, shall render to the President and Chief Executive Officer and the Board of Directors, whenever requested, an account of all such officer's transactions as Vice President, Finance and Chief Financial Officer and of the financial condition of the corporation, and shall perform such other duties as may be prescribed by the Board of Directors or the President and Chief Executive Officer from time to time. Unless otherwise determined by the Board of Directors, the Vice President, Finance shall be the Chief Financial Officer. If an officer other than the Vice President, Finance is designated Chief Financial Officer, the Vice President, Finance shall perform such duties as may from time to time be assigned to her or him by the Board of Directors.

      Section 7. The Chairman of the Board. The Chairman of the Board shall preside at all meetings of the shareholders and of the Board, and shall perform such other duties as the Board of Directors may from time to time subscribe.

      Section 8. The Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose. He or she shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President and Chief Executive Officer, under whose supervision he or she shall be.

      Section 9. The Vice President. The Vice President, if any, or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors, shall, in the absence or disability of the President and Chief Executive Officer, perform the duties and exercise the powers of the President and Chief Executive Officer and shall perform such other duties and have such other powers as the Board of Directors or the President and Chief Executive Officer may from time to time prescribe.

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      Section 10.  The Treasurer.  The Treasurer, if any, shall, in the absence or disability of the Vice President, Finance and Chief Financial Officer, perform the duties and exercise the powers of the Vice President, Finance and Chief Financial Officer and shall perform such other duties and have such other powers as the Board of Directors, the President and Chief Executive Officer, or the Vice President, Finance and Chief Financial Officer may from time to time prescribe.

      Section 11. Assistant Secretary. The Assistant Secretary or, if there be more than one, the Assistant Secretaries, in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors or the President and Chief Executive Officer may from time to time prescribe.

      Section 12. Authority and Duties. In addition to the foregoing authority and duties, all officers of the Corporation shall respectively have such authority and perform such duties in the management of the business of the Corporation as may be designated from time to time by the Board of Directors. Unless prohibited by a resolution approved by the affirmative vote of a majority of the directors present, an officer elected or appointed by the Board may, without the approval of the Board, delegate some or all of the duties and powers of an office to other persons.


                                  ARTICLE V.
                            Certificates of Stock.
                            ---------------------

      Section 1. Certificates of Stock. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by the President and Chief Executive Officer and the Secretary or an Assistant Secretary of the Corporation, if there be one, certifying the number of shares owned by him or her in the Corporation. The certificates of stock of each class shall be numbered in the order of their issue.

      Section 2. Facsimile Signatures. Where a certificate is signed (1) by a transfer agent or an assistant transfer agent, or (2) by a transfer clerk acting on behalf of the Corporation and a registrar, the signature of any such President and Chief Executive Officer, Secretary or Assistant Secretary may be by facsimile. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on any such certificate or certificates shall cease to be such officer or officers of the Corporation before such certificate or certificates have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation.

      Section 3. Lost or Destroyed Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

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      Section 4.  Transfers of Stock.  Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

      Section 5. Registered Shareholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall be entitled to hold liable for calls and assessments a person so registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by applicable statute.

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                                  ARTICLE VI.
                               Indemnification.
                               ---------------

      Section 1. Indemnification. The Corporation shall indemnify to the fullest extent permissible under the provisions of Chapter 302A of the Minnesota Statutes, as amended, (as now or hereafter in effect) any person made or threatened to be made a party to or witness in any threatened, pending, or completed civil, criminal, administrative, arbitration, or investigative proceeding, including a proceeding by or in the right of the Corporation by reason of the fact that he, his testator or intestate, is or was a director or officer of the Corporation, or by reason of the fact that such director or officer, while a director or officer of the Corporation, is or was serving at the request of the Corporation, or whose duties in that position involved service as a director, officer, partner, trustee or agent of another organization or employee benefit plan, against all judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements. Nothing contained herein shall affect any rights to indemnification to which employees or agents of the Corporation other than directors and officers may be entitled under the provisions of Chapter 302A of the Minnesota Statutes, as amended. Any repeal or modification of this Article VI shall be prospective only, and shall not adversely affect any right to indemnification or protection of a director or officer of the Corporation existing at the time of such repeal or modification. No amendment to or repeal of this Article shall apply to or have any effect on the liability of or alleged liability of any director or the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

      Section 2. Insurance. The Corporation may purchase and maintain insurance on behalf of any person in such person's official capacity against any liability asserted against and incurred by such person in or arising from that capacity, whether or not the Corporation would otherwise be required to indemnify the person against the liability.


                                 ARTICLE VII.
                              General Provisions.
                              ------------------

      Section 1. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

      Section 2. Dividends. Subject to the provisions of the applicable statute and the Articles of Incorporation, dividends upon the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property, or in shares of the capital stock.

      Section 3. Reserves. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purposes as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

      Section 4.  Seal.  The Corporation shall not have a corporate seal.

                                      10
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      Section 5.  Checks.  All checks or demands for money and notes of the
Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

      Section 6. Amendments. The Board of Directors shall have the power to adopt, amend or repeal the Bylaws of the Corporation, subject to the power of the shareholders to change or repeal the same, provided, however, that the Board shall not adopt, amend or repeal any Bylaw fixing a quorum for meetings of shareholders, prescribing procedures for removing directors or filling vacancies in the Board, or fixing the number of director of their classifications, qualifications or terms of office, but may adopt or amend a Bylaw that increases the number of directors.

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